UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

Item 8.01 Other Events.

Effective May 31, 2021, FOMO CORP. (“FOMO”) terminated its letter of intent (“LOI”) signed on or around February 7, 2021 to acquire 100% of the shares of an HVAC services contractor. As a result, the Company will no longer issue 650,000 Series B Preferred Shares equivalent to 650 million common shares, pay $1 million in cash, or assume a $500,000 seller note. FOMO is negotiating an earn-out formula and/or vesting schedule for a deposit issued to the Seller of 100,000 Series B Preferred shares. As part of the LOI termination, FOMO and the contractor will remain partners; however, the Company will not provide the contractor right of first refusal on business, will be freed to work with any vendor, and now requires all FOMO projects to be competitively bid. Management believes the move is in the best interests of the Company as it seeks to bid on, be awarded, and execute on multiple large projects in the sales funnels of company-owned businesses and acquisition targets in the United States and abroad.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: June 1, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer